                                                                   Exhibit 10.9

                               AKEENA SOLAR, INC.

                 DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

     This Director and Officer Indemnification Agreement, dated as of August __,
2006 (this "AGREEMENT"), is made by and between Akeena Solar, Inc., a Delaware corporation (the "COMPANY"), and _______________ (the "INDEMNITEE").

                                    RECITALS:

     A. Section 141 of the Delaware General Corporation Law provides that the business and affairs of a corporation shall be managed by or under the direction of its board of directors.

     B. By virtue of the managerial prerogatives vested in the directors and officers of a Delaware corporation, directors and officers act as fiduciaries of the corporation and its stockholders.

     C. Thus, it is critically important to the Company and its stockholders that the Company be able to attract and retain the most capable persons reasonably available to serve as directors and officers of the Company.

     D. In recognition of the need for corporations to be able to induce capable and responsible persons to accept positions in corporate management, Delaware law authorizes (and in some instances requires) corporations to indemnify their directors and officers, and further authorizes corporations to purchase and maintain insurance for the benefit of their directors and officers.

     E. The Delaware courts have recognized that indemnification by a corporation serves the dual policies of (1) allowing corporate officials to resist unjustified lawsuits, secure in the knowledge that, if vindicated, the corporation will bear the expense of litigation, and (2) encouraging capable women and men to serve as corporate directors and officers, secure in the knowledge that the corporation will absorb the costs of defending their honesty and integrity.

     F. The number of lawsuits challenging the judgment and actions of directors and officers of Delaware corporations, the costs of defending those lawsuits and the threat to personal assets have all materially increased over the past several years, chilling the willingness of capable women and men to undertake the responsibilities imposed on corporate directors and officers.

     G. Recent federal legislation and rules adopted by the Securities and
Exchange Commission and the national securities exchanges have exposed such directors and officers to new and substantially broadened civil liabilities.

     H. Under Delaware law, a director's or officer's right to be reimbursed for the costs of defense of criminal actions, whether such claims are asserted under state or federal law, does not depend upon the merits of the claims asserted against the director or officer and is separate and distinct from any right to indemnification the director or officer may be able to establish.

     I. Indemnitee is, or will be, a director and/or officer of the Company and his or her willingness to serve in such capacity is predicated, in substantial part, upon the Company's willingness to indemnify him or her in accordance with the principles reflected above, to the fullest extent permitted by the laws of the State of Delaware, and upon the other undertakings set forth in this
Agreement.

     J. Therefore, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure
Indemnitee's continued service as a director and/or officer of the Company and to enhance Indemnitee's ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights
(intended to be enforceable irrespective of, among other things, any amendment to the Company's certificate of incorporation or bylaws (collectively, the
"CONSTITUENT DOCUMENTS"), any change in the composition of the Company's Board of Directors (the "BOARD") or any change-in-control or business combination transaction relating to the Company), the Company wishes to provide in this
Agreement for the indemnification and advancement of Expenses to Indemnitee on the terms, and subject to the conditions, set forth in this Agreement.

     K. In light of the considerations referred to in the preceding recitals, it is the Company's intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

AGREEMENT:

     NOW, THEREFORE, the parties hereby agree as follows:

     1. Certain Definitions. In addition to terms defined elsewhere herein, the following terms have the following meanings when used in this Agreement with initial capital letters:

          (a) "CHANGE IN CONTROL" shall have occurred at such time, if any, as
Incumbent Directors cease for any reason to constitute a majority of Directors.
For purposes of this Section 1(a), "INCUMBENT DIRECTORS" means the individuals who, as of the date hereof, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company's stockholders, or appointment was approved by a vote of at least a majority of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination);
provided, however, that an individual shall not be an Incumbent Director if such individual's election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the
Securities Exchange Act of 1934, as amended) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

          (b) "CLAIM" means (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative, arbitrative,

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investigative or other, and whether made pursuant to federal, state or other law; and (ii) any inquiry or investigation, whether made, instituted or conducted by the Company or any other Person, including, without limitation, any federal, state or other governmental entity, that Indemnitee reasonably determines might lead to the institution of any such claim, demand, action, suit or proceeding. For the avoidance of doubt, the Company intends indemnity to be provided hereunder in respect of acts or failure to act prior to, on or after the date hereof.

          (c) "CONTROLLED AFFILIATE" means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the
Company. For purposes of this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise;
provided that direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to cast 15% or more of the total number of votes generally entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise shall be deemed to constitute control for purposes of this definition.

          (d) "DISINTERESTED DIRECTOR" means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

          (e) "EXPENSES" means attorneys' and experts' fees and expenses and all other costs and expenses paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Claim.

          (f) "INDEMNIFIABLE CLAIM" means any Claim based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by
Indemnitee in his or her capacity as a director, officer, employee or agent of the Company or as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company, (ii) any actual, alleged or suspected act or failure to act by Indemnitee in respect of any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this sentence, or (iii) Indemnitee's status as a current or former director, officer, employee or agent of the Company or as a current or former director, officer, employee, member, manager, trustee or agent of the Company or any other entity or enterprise referred to in clause (i) of this sentence or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status. In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, member, manager, trustee or agent of another entity or enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, agent, trustee or other fiduciary of such entity or enterprise and (i) such entity or enterprise is or at the time of such service was a Controlled Affiliate, (ii) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate, or (iii) the Company or

                                        3

a Controlled Affiliate (by action of the Board, any committee thereof or the
Company's Chief Executive Officer ("CEO") (other than as the CEO him or herself)) caused or authorized Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

          (g) "INDEMNIFIABLE LOSSES" means any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim; provided, however, that Indemnifiable Losses shall not include Losses incurred by Indemnitee in respect of any Indemnifiable Claim (or any matter or issue therein) as to which
Indemnitee shall have been adjudged liable to the Company, unless and only to the extent that the Delaware Court of Chancery or the court in which such
Indemnifiable Claim was brought shall have determined upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as the court shall deem proper.

          (h) "INDEPENDENT COUNSEL" means a nationally recognized law firm, or a member of a nationally recognized law firm, that is experienced in matters of
Delaware corporate law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company (or any subsidiary) or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements) or (ii) any other named (or, as to a threatened matter, reasonably likely to be named) party to the Indemnifiable
Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

          (i) "LOSSES" means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other) and amounts paid or payable in settlement, including, without limitation, all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing.

          (j) "PERSON" means any individual, entity or group, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as
amended.

          (k) "STANDARD OF CONDUCT" means the standard for conduct by Indemnitee that is a condition precedent to indemnification of Indemnitee hereunder against
Indemnifiable Losses relating to, arising out of or resulting from an
Indemnifiable Claim. The Standard of Conduct is (i) good faith and a reasonable belief by Indemnitee that his action was in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, that
Indemnitee had no reasonable cause to believe that his conduct was unlawful, or
(ii) any other applicable standard of conduct that may hereafter be substituted under Section 145(a) or (b) of the Delaware General Corporation Law or any
successor to such provision(s).

     2. Indemnification Obligation. Subject only to Section 7 and to the proviso in this Section, the Company shall indemnify, defend and hold harmless
Indemnitee, to the fullest extent permitted or required by the laws of the State of Delaware in effect on the date hereof or

                                        4

as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Indemnifiable Claims and
Indemnifiable Losses; provided, however, that, except as provided in Section 5,
Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with (i) any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim, or (ii) the purchase and sale by
Indemnitee of securities in violation of Section 16(b) of the Securities
Exchange Act of 1934, as amended. The Company acknowledges that the foregoing obligation may be broader than that now provided by applicable law and the
Company's Constituent Documents and intends that it be interpreted consistently with this Section and the recitals to this Agreement.

     3. Advancement of Expenses. Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all actual and reasonable Expenses relating to, arising out of or resulting from any Indemnifiable Claim paid or incurred by Indemnitee. Without limiting the generality or effect of any other provision hereof, Indemnitee's right to such advancement is not subject to the satisfaction of any Standard of Conduct.
Without limiting the generality or effect of the foregoing, within five business days after any request by Indemnitee that is accompanied by supporting documentation for specific reasonable Expenses to be reimbursed or advanced, the
Company shall, in accordance with such request (but without duplication), (a)
pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such
Expenses; provided that Indemnitee shall repay, without interest, any amounts actually advanced to Indemnitee that, at the final disposition of the
Indemnifiable Claim to which the advance related, were in excess of amounts paid or payable by Indemnitee in respect of Expenses relating to, arising out of or resulting from such Indemnifiable Claim. In connection with any such payment, advancement or reimbursement, at the request of the Company, Indemnitee shall execute and deliver to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's ability to repay the
Expenses, by or on behalf of the Indemnitee, to repay any amounts paid, advanced or reimbursed by the Company in respect of Expenses relating to, arising out of or resulting from any Indemnifiable Claim in respect of which it shall have been determined, following the final disposition of such Indemnifiable Claim and in accordance with Section 7, that Indemnitee is not entitled to indemnification hereunder.

     4. Indemnification for Additional Expenses. Without limiting the generality or effect of the foregoing, the Company shall indemnify and hold harmless
Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request accompanied by supporting documentation for specific Expenses to be reimbursed or advanced, any and all actual and reasonable Expenses paid or incurred by
Indemnitee in connection with any Claim made, instituted or conducted by
Indemnitee for (a) indemnification or reimbursement or advance payment of
Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims, and/or (b) recovery under any directors' and officers' liability insurance policies maintained by the Company;
provided, however, if it is ultimately determined that the Indemnitee is not entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be, then the Indemnitee shall be obligated to repay any such
Expenses to the Company; provided further, that, regardless in each

                                        5

case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be, Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) which remains unspent at the final disposition of the Claim to which the advance related.

     5. Partial Indemnity. If Indemnitee is entitled under any provision of this
Agreement to indemnification by the Company for some or a portion of any
Indemnifiable Loss but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which
Indemnitee is entitled.

     6. Procedure for Notification. To obtain indemnification under this
Agreement in respect of an Indemnifiable Claim or Indemnifiable Loss, Indemnitee
shall submit to the Company a written request therefor, including a brief description (based upon information then available to Indemnitee) of such
Indemnifiable Claim or Indemnifiable Loss (the date of such request being hereinafter referred to as the "NOTIFICATION DATE"). If, at the time of the receipt of such request, the Company has directors' and officers' liability insurance in effect under which coverage for such Indemnifiable Claim or
Indemnifiable Loss is potentially available, the Company shall give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all
Indemnifiable Claims and Indemnifiable Losses in accordance with the terms of such policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers, substantially concurrently with the delivery thereof by the Company. The failure by Indemnitee to timely notify the
Company of any Indemnifiable Claim or Indemnifiable Loss shall not relieve the
Company from any liability hereunder unless, and only to the extent that, the
Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable
Loss and to the extent that such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

     7. Determination of Right to Indemnification.

          (a) To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including, without limitation, dismissal without prejudice, Indemnitee shall be indemnified against all
Indemnifiable Losses relating to, arising out of or resulting from such
Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct
Determination (as defined in Section 7(b)) shall be required.

          (b) To the extent that the provisions of Section 7(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, any determination of whether Indemnitee has satisfied the applicable Standard of
Conduct (a "STANDARD OF CONDUCT DETERMINATION") shall be made as follows: (i) if a Change in Control shall not have occurred, or if a Change in Control shall have occurred but Indemnitee shall have requested that the Standard of Conduct
Determination be made pursuant to this clause (i), (A) by a majority vote of the
Disinterested Directors, even if less than a quorum of the Board, (B) if such
Disinterested Directors so direct, by a majority vote of a committee of
Disinterested Directors designated by a majority vote of all Disinterested
Directors, or (C) if there are no such Disinterested Directors, or

                                        6

if a majority of the Disinterested Directors so direct, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and (ii) if a Change in Control shall have occurred and
Indemnitee shall not have requested that the Standard of Conduct Determination be made pursuant to clause (i) above, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to
Indemnitee.

          (c) If (i) Indemnitee shall be entitled to indemnification hereunder against any Indemnifiable Losses pursuant to Section 7(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under
Delaware law is a legally required condition precedent to indemnification of
Indemnitee hereunder against any Indemnifiable Losses, or (iii) Indemnitee has been determined or deemed pursuant to Section 7(b) to have satisfied the applicable Standard of Conduct, then the Company shall pay to Indemnitee, within five business days after the later of (x) the Notification Date in respect of the Indemnifiable Claim or portion thereof to which such Indemnifiable Losses are related, out of which such Indemnifiable Losses arose or from which such
Indemnifiable Losses resulted, and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) above shall have been satisfied, an amount equal to the amount of such Indemnifiable Losses. Nothing herein is intended to mean or imply that the Company is intending to use Section
145 of the Delaware General Corporation Law to dispense with a requirement that
Indemnitee meet the applicable Standard of Conduct where it is otherwise required by such statute.

          (d) If a Standard of Conduct Determination is required to be, but has not been, made by Independent Counsel pursuant to Section 7(b)(i), the
Independent Counsel shall be selected by the Board or a committee of the Board, and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Standard of Conduct
Determination is required to be, or to have been, made by Independent Counsel pursuant to Section 7(b)(ii), the Independent Counsel shall be selected by
Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case,
Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of "Independent Counsel" in
Section 1(h), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the Person so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and (ii) the non-objecting party may, at its option, select an alternative Independent
Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 7(d) to make the Standard of
Conduct Determination shall have been selected within 30 calendar days after the
Company gives its initial notice pursuant to the first sentence of this Section
7(d) or

                                        7

Indemnitee gives its initial notice pursuant to the second sentence of this
Section 7(d), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person or firm selected by the Court or by such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the actual and reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent
Counsel's determination pursuant to Section 7(b).

     8. Cooperation. Indemnitee shall cooperate with reasonable requests of the
Company in connection with any Indemnifiable Claim and any individual or firm making such Standard of Conduct Determination, including providing to such
Person documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to defend the Indemnifiable Claim or make any Standard of
Conduct Determination without incurring any unreimbursed cost in connection therewith. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to
Indemnitee, within five business days of such request accompanied by supporting documentation for specific costs and expenses to be reimbursed or advanced, any and all costs and expenses (including attorneys' and experts' fees and expenses)
actually and reasonably incurred by Indemnitee in so cooperating with the Person defending the Indemnifiable Claim or making such Standard of Conduct
Determination.

     9. Presumption of Entitlement. Notwithstanding any other provision hereof, in making any Standard of Conduct Determination, the Person making such determination shall presume that Indemnitee has satisfied the applicable
Standard of Conduct.

     10. No Other Presumption. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable
Standard of Conduct or that indemnification hereunder is otherwise not permitted.

     11. Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, or the substantive laws of the Company's jurisdiction of incorporation, any other contract or otherwise (collectively, "OTHER INDEMNITY PROVISIONS"); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will without further action be deemed to have such greater right hereunder, and (b)
to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this
Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company may not, without the consent of Indemnitee, adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee's right to indemnification under this
Agreement.

                                        8

     12. Liability Insurance and Funding. For the duration of Indemnitee's service as a director and/or officer of the Company and for a reasonable period of time thereafter, which such period shall be determined by the Company in its sole discretion, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to obtain and cause to be maintained in effect policies of directors'
and officers' liability insurance providing coverage for directors and/or officers of the Company, and, if applicable, that is substantially comparable in scope and amount to that provided by the Company's current policies of directors' and officers' liability insurance. Upon reasonable request, the
Company shall provide Indemnitee or his or her counsel with a copy of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials, if any. In all policies of directors' and officers' liability insurance obtained by the Company,
Indemnitee shall be named as an insured in such a manner as to provide
Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors and officers most favorably insured by such policy. Notwithstanding the foregoing, (i) the Company may, but shall not be required to, create a trust fund, grant a security interest or use other means, including, without limitation, a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement and (ii) in renewing or seeking to renew any insurance hereunder, the Company will not be required to expend more than 2.0 times the premium amount of the immediately preceding policy period (equitably adjusted if necessary to reflect differences in policy periods).

     13. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other Persons (other than Indemnitee's successors), including any entity or enterprise referred to in clause (i) of the definition of "Indemnifiable Claim" in Section 1(f). Indemnitee shall execute all papers reasonably required to evidence such rights (all of Indemnitee's reasonable Expenses, including attorneys' fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

     14. No Duplication of Payments. The Company shall not be liable under this
Agreement to make any payment to Indemnitee in respect of any Indemnifiable
Losses to the extent Indemnitee has otherwise already actually received payment
(net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents and Other Indemnity Provisions or otherwise (including from any entity or enterprise referred to in clause (i) of the definition of
"Indemnifiable Claim" in Section 1(f)) in respect of such Indemnifiable Losses otherwise indemnifiable hereunder.

     15. Defense of Claims. Subject to the provisions of applicable policies of directors' and officers' liability insurance, if any, the Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume or lead the defense thereof with counsel reasonably satisfactory to the
Indemnitee; provided that if Indemnitee determines, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the
Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim
(including any impleaded parties) include both the Company and Indemnitee and
Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to

                                        9

those available to the Company, (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, or (d) Indemnitee has interests in the claim or underlying subject matter that are different from or in addition to those of other Persons against whom the Claim has been made or might reasonably be expected to be made, then
Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any particular
Indemnifiable Claim for all indemnitees in Indemnitee's circumstances) at the
Company's expense. The Company shall not be liable to Indemnitee under this
Agreement for any amounts paid in settlement of any threatened or pending
Indemnifiable Claim effected without the Company's prior written consent. The
Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim to which the
Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of the
Indemnitee from all liability on any claims that are the subject matter of such
Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

     16. Mutual Acknowledgment. Both the Company and the Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake to the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Company's right under public policy to indemnify Indemnitee and, in that event, the Indemnitee's rights and the Company's obligations hereunder shall be subject to that determination.

     17. Successors and Binding Agreement.

          (a) This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including, without limitation, any
Person acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the
"Company" for purposes of this Agreement), but shall not otherwise be assignable or delegatable by the Company.

          (b) This Agreement shall inure to the benefit of and be enforceable by the Indemnitee's personal or legal representatives, executors, administrators, heirs, distributees, legatees and other successors.

          (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this
Agreement or any rights or obligations hereunder except as expressly provided in
Sections 17(a) and 17(b). Without limiting the generality or effect of the foregoing, Indemnitee's right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by the Indemnitee's will or by the laws of descent and distribution, and,

                                       10

in the event of any attempted assignment or transfer contrary to this Section
17(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

     18. Notices. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder must be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the applicable address shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

     19. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the
State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement, waive all procedural objections to suit in that jurisdiction, including, without limitation, objections as to venue or inconvenience, agree that service in any such action may be made by notice given in accordance with Section 18 and also agree that any action instituted under this Agreement shall be brought only in the Chancery
Court of the State of Delaware.

     20. Validity. If any provision of this Agreement or the application of any provision hereof to any Person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other Person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

     21. Miscellaneous. No provision of this Agreement may be waived, modified or discharged unless such waiver, modification or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this
Agreement.

                                       11

     22. Certain Interpretive Matters. Unless the context of this Agreement otherwise requires, (1) "it" or "its" or words of any gender include each other gender, (2) words using the singular or plural number also include the plural or singular number, respectively, (3) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement, (4) the terms
"Article," "Section," "Annex" or "Exhibit" refer to the specified Article,
Section, Annex or Exhibit of or to this Agreement, (5) the terms "include,"
"includes" and "including" will be deemed to be followed by the words "without limitation" (whether or not so expressed), and (6) the word "or" is disjunctive but not exclusive. Whenever this Agreement refers to a number of days, such number will refer to calendar days unless business days are specified and whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time or by a particular date that ends or occurs on a non-business day, then such period or date will be extended until the immediately following business day. As used herein, "BUSINESS DAY" means any day other than Saturday, Sunday or a United
States federal holiday.

     23. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement.
Any prior agreements or understandings between the parties hereto with respect to indemnification are hereby terminated and of no further force or effect. This
Agreement is not the exclusive means of securing indemnification rights of
Indemnitee and is in addition to any rights Indemnitee may have under any
Constituent Documents.

     24. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

                                       12

     IN WITNESS WHEREOF, Indemnitee has executed and the Company has caused its duly authorized representative to execute this Agreement as of the date first above written.

                                        AKEENA SOLAR, INC.

                                        By:
                                            ------------------------------------
                                            Name: Barry Cinnamon
                                            Title: President and  Chief
                                                   Executive Officer

                                        INDEMNITEE:

                                        ________________________________________
                                        Name:

                                        Address: _______________________________

                                        ________________________________________

                                        ________________________________________

                SIGNATURE PAGE TO DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT